Prudential Sector Funds, Inc.
For the fiscal period ending 05/31/2017
File Number 811-03175

SUB-ITEM 77Q1(a)
Material Amendment to the Registrant's Charter or By-laws





PRUDENTIAL SECTOR FUNDS, INC.

ARTICLES SUPPLEMENTARY

      Prudential Sector Funds, Inc., a Maryland corporation registered under the Investment Company Act of 1940, as amended, as an open-end management investment company (the
"Corporation"), hereby certifies to the State Department of Assessments and Taxation of Maryland that:

      FIRST: Pursuant to authority expressly vested in the Board of Directors of the Corporation (the "Board of Directors") by the charter of the Corporation (the "Charter") and Section 2-208 of the Maryland General Corporation Law, the Board of Directors has classified and designated:

      (a) 90,000,000 authorized but unissued shares of Prudential
Jennison Health Sciences Fund Class A Common Stock (the "Health
Sciences Class A Common Stock") as 90,000,000 shares of
Prudential Financial Services Fund Class Q Common Stock (the
"Financial Services Class Q Common Stock");

      (b) 10,000,000 authorized but unissued shares of the Health Sciences Class A Common Stock, 25,000,000 authorized but unissued shares of Prudential Jennison Health Sciences Fund
Class R Common Stock and 15,000,000 authorized but unissued shares of Prudential Financial Services Fund Class R Common as 50,000,000 shares of Prudential Financial Services Fund Class T Common Stock (the "Financial Services Class T Common Stock");

      (c) 20,000,000 authorized but unissued shares of Prudential Jennison Health Sciences Fund Class C Common Stock, 20,000,000 authorized but unissued shares of Prudential Jennison Health Sciences Fund Class Q Common Stock, 15,000,000 authorized but unissued shares of Prudential Jennison Utility Fund Class B Common Stock and 15,000,000 authorized but unissued shares of Prudential Jennison Utility Fund Class C Common Stock as 70,000,000 shares of Prudential Jennison Health Sciences Fund Class T Common Stock (the "Health Sciences Class T Common Stock");

      (d) 250,000,000 authorized but unissued shares of Prudential Jennison Utility Fund Class A Common Stock as 250,000,000 shares of Prudential Jennison Utility Fund Class T Common Stock (the "Jennison Utility Class T Common Stock," and, together with the Financial Services Class T Common Stock and the Health Sciences Class T Common Stock, the "Class T Common Stock"); and

      (e) 40,000,000 authorized but unissued shares of Prudential Financial Services Fund Class A Common Stock, 5,000,000 authorized but unissued shares of Prudential Financial Services Fund Class B Common Stock and 30,000,000 authorized but unissued shares of Prudential Financial Services Fund Class C Common
Stock as 75,000,000 shares of Prudential Jennison Utility Fund Class Q Common Stock (the "Jennison Utility Class Q Common Stock," and, together with the Financial Services Class Q Common Stock, the "Class Q Common Stock").

The Class Q Common Stock and the Class T Common Stock shall have the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications or terms or conditions of redemption of the existing class or new class of the applicable series of Common Stock as set forth in the Charter.

      SECOND: Prior to the classification and designation in these Articles Supplementary, the total number of shares of all series and classes of stock which the Corporation had authority to issue was 2,000,000,000 shares, $0.01 par value per share, having an aggregate par value of $20,000,000, classified and designated as follows:
            Prudential Jennison Health Sciences Fund
         Class A Common Stock  175,000,000
      Class B Common Stock     10,000,000
      Class C Common Stock    50,000,000
      Class Q Common Stock  150,000,000
      Class R Common Stock    75,000,000
      Class Z Common Stock    150,000,000
            Prudential Jennison Utility Fund
         Class A Common Stock  750,000,000
      Class B Common Stock    25,000,000
      Class C Common Stock    90,000,000
         Class R Common Stock       75,000,000
         Class Z Common Stock  100,000,000
            Prudential Financial Services Fund
         Class A Common Stock    90,000,000
      Class B Common Stock    10,000,000
      Class C Common Stock    70,000,000
         Class R Common Stock    90,000,000
         Class Z Common Stock    90,000,000


      THIRD: As classified and designated hereby, the total number of shares of all series and classes of stock which the Corporation has authority to issue is 2,000,000,000 shares, $0.01 par value per share, having an aggregate par value of $20,000,000, classified and designated as follows:
            Prudential Jennison Health Sciences Fund
         Class A Common Stock    75,000,000
      Class B Common Stock    10,000,000
      Class C Common Stock    30,000,000
      Class Q Common Stock  130,000,000
      Class R Common Stock    50,000,000
      Class Z Common Stock   150,000,000
      Class T Common Stock    70,000,000
            Prudential Jennison Utility Fund
         Class A Common Stock  500,000,000
      Class B Common Stock    10,000,000
      Class C Common Stock    75,000,000
         Class R Common Stock      75,000,000
         Class Z Common Stock  100,000,000
         Class Q Common Stock    75,000,000
         Class T Common Stock  250,000,000
            Prudential Financial Services Fund
         Class A Common Stock    50,000,000
      Class B Common Stock      5,000,000
      Class C Common Stock    40,000,000
         Class R Common Stock     75,000,000
         Class Z Common Stock    90,000,000
         Class Q Common Stock    90,000,000
         Class T Common Stock    50,000,000
      FOURTH: These Articles Supplementary have been approved by the Board of Directors in the manner and by the vote required by law. These Articles Supplementary do not increase the total number of authorized shares of stock of the Corporation.
      FIFTH: The undersigned officer of the Corporation acknowledges these Articles Supplementary to be the corporate act of the Corporation and, as to all matters or facts required to be verified under oath, the undersigned officer acknowledges that, to the best of [his or her] knowledge, information and belief, these matters and facts are true in all material respects and that this statement is made under the penalties for perjury.
[SIGNATURES ON FOLLOWING PAGE]




            IN WITNESS WHEREOF, Prudential Sector Funds, Inc. has caused these Articles Supplementary to be signed in its name and on its behalf by its [Vice President] and witnessed by its Assistant Secretary on this 9th day of March, 2017.

ATTEST: PRUDENTIAL SECTOR FUNDS, INC.
/s/Jonathan D. Shain____     By:__/s/Scott E. Benjamin
Name:  Jonathan D. Shain     Name:  Scott E. Benjamin
Title: Assistant Secretary   Title: Vice President